Form 10-K, Exhibit 13
period 1997-03-31
MONEY STORE AUTO TRUST 1997-1
filed 1998-06-29
CIK 1036314

EXHIBIT 13
                             SERVICER'S CERTIFICATE

In accordance with Section 4.10 of the Sale and Servicing Agreement dated as of February 28, 1997, the Money Store Auto Finance, Inc. reports the following information pertaining to Series 1997-1, for the calendar year 1997.

A. Information Regarding Monthly Distribution:

   I.    NOTES

         (a) The aggregate amount of the distribution with
             respect to:
                  Class A-1 Notes                                40,034,161.84
                  Class A-2 Notes                                 2,014,133.30

         (b) The amount of the distribution set forth in A. 1.
             (a) above in respect of interest on:
                  Class A-1 Notes                                 3,896,408.31
                  Class A-2 Notes                                 2,014,133.30

         (c) The amount of the distribution set forth in A. 1.
             (a) above in respect of principal of:
                  Class A-1 Notes                                32,351,345.76
                  Class A-2 Notes                                0

   II.    CERTIFICATES

         (a)  The aggregate amount of the distribution to
              Certificateholders                                    147,983.30

         (b)  The amount of the distribution set forth in
              A. II. (a) above in respect of interest on
              the Certificates                                      147,983.30

         (c)  The amount of the distribution set forth in
              A. II. (a) above in respect of principal on the
              Certificates                                          0

    2.    SERVICING FEE

         (a) The aggregate amount of the Servicing Fee paid
             to the Servicer with respect to the preceding
             Monthly Period from the Collection Account           1,521,806.05

    3.    OTHER FEES

         (a) The aggregate amount of trustee fees paid to the
             Trustee from the Collection Account                      2,083.30

         (b) The aggregate amount of insurance premium paid
             to the Security Insurer from the Collection Account    204,016.00

By:    /S/ HARRY PUGLISI
       -----------------
       Harry Puglisi
       Treasuruer